EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements of Broadview Institute, Inc. on Form S-8 (Nos. 33-69036, 333-83769 and 333-56054) of our report dated June 29, 2009, appearing in this Annual Report on Form 10-K for the year ended March 31, 2009.

/s/ Lurie Besikof Lapidus & Company, LLP
Lurie Besikof Lapidus & Company, LLP
Minneapolis, Minnesota June 29, 2009